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                                 Exhibit 4.19



                   EIGHTH AMENDMENT TO AMENDED AND RESTATED
                 RECEIVABLE AND INVENTORY FINANCING AGREEMENT


  THIS EIGHTH AMENDMENT TO AMENDED AND RESTATED RECEIVABLE AND INVENTORY FINANCING AGREEMENT (this "Amendment") is made and entered into as of the 13th
                                                                          ----
day of April, 1999, between SHEFFIELD STEEL CORPORATION, f/k/a HMK INDUSTRIES OF OKLAHOMA, INC., successor by merger to SHEFFIELD STEEL CORPORATION-SAND SPRINGS, f/k/a SHEFFIELD STEEL CORPORATION and SHEFFIELD STEEL CORPORATION - JOLIET ("Sheffield"), WADDELL'S REBAR FABRICATORS, INC. ("Waddell"), and WELLINGTON INDUSTRIES, INC. ("Wellington"; Sheffield, Waddell and Wellington are sometimes collectively referred to herein as the "Companies"), and NATIONSBANK, N.A., a national banking association, formerly known as NationsBank, N.A. (South) and also formerly known as NationsBank of Georgia, N.A. (the "Lender").

                                 W I T N E S S E T H :
                                 - - - - - - - - - -

  WHEREAS, heretofore, Sheffield and its predecessors and Affiliates, and the Lender, made and entered into a certain Receivable and Inventory Financing Agreement, dated as of January 16, 1992 (hereinafter, as previously amended, the "Agreement"), pursuant to which the Lender agreed to certain financial accommodations on the terms and conditions stated therein; and

  WHEREAS, Sheffield has completed stock purchase agreements with the shareholders of Waddell and Wellington and now controls them as wholly-owned Subsidiaries; and

  WHEREAS, Waddell and Wellington expect to derive a substantial benefit from the Loans previously made, and the Loans to be hereafter made, under the Agreement, and as such Waddell and Wellington desire to become borrowers under the Agreement; and

  WHEREAS, the Companies and the Lender desire to amend the Agreement as set forth herein.

  NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

  1. All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the Agreement.

  2.   The Agreement is amended as follows:

       (a)  The following defined terms are added to Section 1.1:

       "Waddell" shall mean Waddell's Rebar Fabricators, Inc., a Missouri
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        corporation.

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          "Wellington" shall mean Wellington Industries, Inc., an Oklahoma
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     corporation, as successor by merger to Wellington Industries, Inc. a Texas corporation.

          (b) Delete the definition of "Companies" in Section 1.1 and replace it with the following:

          "Companies" shall mean Sheffield, Waddell, and Wellington.
           ---------

          (c) Each reference to "Company" contained in the Agreement (other than references to "a Company", "each Company", "any Company" and similar references) shall hereafter be deemed to refer to "Companies", as defined in this Amendment.

          (d)  Delete Section 2.8 and replace it with the following:

          2.8 COMPANIES' REPRESENTATIVE. Each of the Companies other than Sheffield hereby appoints Sheffield as, and Sheffield shall act under this Agreement as, the representative of such other Companies for all purposes, including, without being limited to, requesting Advances and receiving account statements and other notices and communications to the Companies (or any of them) from the Lender. The Lender may rely, and shall be fully protected in relying, on any request for a Loan, disbursement instruction, report, information or any other notice or communication made or given by Sheffield, whether in its own name, on behalf of any other Company or on behalf of "the Companies," and the Lender shall not have any obligation to make any inquiry or request any confirmation from or on behalf of any other Company as to the binding effect on it of any such notice, instruction, report, information, other notice or communications, nor shall the joint and several character of the Companies' liability for the Obligations be affected, provided that the provisions of this Section 2.8 shall not be construed so as to preclude any Company from directly requesting Advances or taking other actions permitted to be taken by "a Company" hereunder. The Lender intends to maintain a single loan account in the name of "Sheffield Steel Corporation" hereunder and each Company expressly agrees to such arrangement and confirms that such arrangement shall have no effect on the joint and several character of its liability for the Obligations.

          (e)  Add the following new Section 2.9:

          2.9  JOINT AND SEVERAL LIABILITY.

          (a) The Obligations shall constitute one joint and several direct and general obligation of all of the Companies. Notwithstanding anything to the contrary contained herein, each of the Companies shall be jointly and severally, with each other Company, directly and unconditionally liable to the Lender for all Obligations and shall have the obligations of co-maker with respect to the Obligations, it being agreed that the Advances to each Company inure to the benefit of all Companies, and that the Lender is relying on the joint and several liability of the Companies as co-makers in extending the Loans hereunder. Each Company hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest on, any Loan or other Obligation payable to the Lender, it will forthwith pay the same, without notice or demand.

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          (b)  No Reduction in Obligations.  No payment or payments made by
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     any of the Companies or any other Person or received or collected by the
     Lender from any of the Companies or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of each Company under this Agreement, each of which shall remain liable for the Obligations until the Obligations are paid in full and the Agreement is terminated.

          (f)  Add the following new Section 2.10:

          2.10 OBLIGATIONS ABSOLUTE. Each Company agrees that the Obligations will be paid strictly in accordance with the terms of this Agreement and any related loan documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. All Obligations shall be conclusively presumed to have been created in reliance hereon. The liabilities under this Agreement shall be absolute and unconditional irrespective of:

               (a) any lack of validity or enforceability of this Agreement or any related loan document or any other agreement or instrument relating thereto;

               (b) any change in the time, manner or place of payments of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver thereof or any consent to departure therefrom, including, but not limited to, any increase in the Obligations resulting from the extension of additional credit to any Company or otherwise;

               (c) any taking, exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Obligations;

               (d) any change, restructuring or termination of the corporate structure or existence of any Company; or

               (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Company.

     This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy or reorganization of any Company or otherwise, all as though such payment had not been made.

          (g)  Delete Section 7.5 and replace it with the following:

          7.5 SUBSIDIARIES. Sheffield has no Subsidiaries other than Waddell, Wellington, Sheffield Steel Corporation - Oklahoma City ("OKC") and Sand Springs Railway Company ("Sand Springs"). Waddell is wholly owned by Sheffield and has no Subsidiaries. Wellington is wholly owned by Sheffield and has no Subsidiaries. Sand Springs and OKC are each wholly owned by Sheffield and neither has any Subsidiaries.

          (h)  Add the following new Section 7.22:

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          7.22  YEAR 2000 COMPLIANCE.  Each Company has (a) initiated a review and assessment of all areas within its and its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by it or its Subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (b) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (c) to date, implemented that plan in accordance with that timetable. Based on the foregoing, each Company believes that all computer applications (including, to the best of the Company's knowledge, those of its suppliers, vendors and customers) that are material to its and its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant").

          (i)   Add the following new Section 8.21:

          8.21 YEAR 2000 COMPLIANCE. Each Company will promptly notify the Lender in the event such Company discovers or determines that any computer application (including those of its or its Subsidiaries' suppliers, vendors and customers) that is material to its and its Subsidiaries' business and operations will not be Year 2000 compliant (as defined in Section 7.22).

          (j) Delete Schedules 1 through 8 and replace them with Schedules 1 through 8 attached hereto (the "New Schedules").

     3. Each of the Companies acknowledges that (a) it has entered into a lockbox agreement with the Lender, the purpose of which is to provide for the payment of all of such Company's receivables directly to the Lender for application to the Obligations, (b) the lockbox account associated with such lockbox agreement shall be under the control of the Lender, and (c) at all times the Lender shall have a duly perfected first priority security interest in such lockbox account and all money held therein.

     4. Each of the Companies acknowledges that each of the financial covenants contained in Section 8 and Section 9 of the Agreement shall be calculated based on the consolidated results of the Companies and their consolidated Subsidiaries, and each acknowledges that the presentation and delivery of all financial statements shall be done on a consolidated and consolidating basis.

     5. The effectiveness of this Amendment shall be conditioned on the Lender's receipt of each of the documents listed on the Schedules of Closing Documents attached hereto as Exhibits A-1 and A-2, including the New Schedules,
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all in form and substance satisfactory to the Lender and its counsel.

     6.   Statement of Representations and Warranties.  Wellington and Waddell
          --------------------------------------------
hereby confirm that each and every representation, warranty and covenant of the Companies in the Agreement and the documents executed in connection therewith (including, without limitation, those representations and warranties set forth in Section 7 of the Agreement, and the covenants set forth in Section 8 and 9 of the Agreement) shall apply to each of Wellington and Waddell.

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     7.   Restatement of Representations and Warranties. Sheffield hereby
          ---------------------------------------------
reaffirms each and every representation and warranty heretofore made by it under or in connection with the execution and delivery of the Agreement and the documents executed in connection therewith (including, without limitation, those representations and warranties set forth in Section 7 of the Agreement) as fully as though such representations, warranties and covenants had been made on the date hereof and with specific reference to this Amendment.

     8.   No Default.  To induce the Lender to enter into this Amendment, the
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Companies hereby, as of the date hereof, and after giving effect to the terms hereof, (i) represent and warrant that there exists no Event of Default (or any event which, with the giving of notice or the passage of time, or both, would constitute an Event of Default), and (ii) agree that there exists no right of offset, defense, counterclaim, claim or objection in favor of the Companies as against the Lender arising out of or with respect to any of the Obligations.

     9.   Effect of Amendment.  Except as expressly set forth hereinafter, the
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Agreement and documents executed in connection therewith shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Companies to the Lender and the Companies hereby restate, ratify and reaffirm each and every term and condition set forth in the Agreement and documents executed in connection therewith effective as of the date hereof.

     10.  Counterparts.  This Amendment may be executed in any number of
          ------------
counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

     11.  Successors and Assigns.  This Amendment shall be binding upon and
          ----------------------
inure to the benefit of the successors and permitted assigns of the parties hereto.

     12.  Section References.  Section titles and references used in this
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Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

     13.  Costs, Expenses, Taxes and Fees.  The Companies agree to pay on demand
          -------------------------------
all costs and expenses of the Lender in connection with the preparation, execution, delivery and enforcement of this Amendment and any other transactions contemplated hereby, including, without limitation, the fees and out-of-pocket expenses of legal counsel to the Lender.

     14.  Further Assurances.  The Companies agree to take such further action
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as the Lender shall reasonably request in connection herewith to evidence the amendments herein contained to the Financing Agreement.

     15.  Governing Law.  This Amendment shall be governed by, and construed in
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accordance with, the laws of the State of Georgia.

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     IN WITNESS WHEREOF, the Companies and the Lender have caused this Amendment to be duly executed under seal, all as of the date first above written.

                         SHEFFIELD STEEL CORPORATION, F/K/A HMK INDUSTRIES OF OKLAHOMA, INC., SUCCESSOR BY MERGER TO SHEFFIELD STEEL CORPORATION-SAND SPRINGS, F/K/A SHEFFIELD STEEL CORPORATION and
                         SHEFFIELD STEEL CORPORATION - JOLIET


                         By:/s/ Robert W. Ackerman
                            --------------------------------------------------
                            Robert W. Ackerman, President              (Title)

                         Attest:/s/ Stephen R. Johnson
                                    ------------------------------------------
                           Stephen R. Johnson, Assistant Secretary
                                        [CORPORATE SEAL]




                         WADDELL'S REBAR FABRICATORS, INC.


                         By:/s/ Robert W. Ackerman
                            --------------------------------------------------
                            Robert W. Ackerman, Chairman & CEO         (Title)

                         Attest:/s/ Stephen R. Johnson
                                ----------------------------------------------
                         Stephen R. Johnson, Secretary
                                        [CORPORATE SEAL]



                         WELLINGTON INDUSTRIES, INC.


                         By:/s/ Robert W. Ackerman
                            --------------------------------------------------
                            Robert W. Ackerman, Chairman & CEO       (Title)

                         Attest:/s/ Stephen R. Johnson
                                ----------------------------------------------
                           Stephen R. Johnson, Secretary
                                               [CORPORATE SEAL]



                         NATIONSBANK, N.A., F/K/A NATIONSBANK, N.A. (SOUTH), F/K/A NATIONSBANK OF GEORGIA, N.A.
                         By:/s/ Stuart Hall
                            --------------------------------------------------
                            Stuart Hall, Vice President                (Title)

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